Exhibit 99.19
PLEDGE AND SECURITY AGREEMENT
among
Marlene M Ricketts 1994 Dynasty Trust,
as Pledgor,
UBS AG (London Branch),
 as Options Office,
UBS AG (Stamford Branch),
 as Collateral Agent,
and
the other parties named herein

TABLE OF CONTENTS
 __________________
SECTION 1.	Effectiveness of Certain Terms; Certain Definitions
SECTION 2.	Determination of Required Collateral
SECTION 3.	Delivery of Collateral
SECTION 4.	Representations, Warranties and Agreements
SECTION 5.	The Security Interests
SECTION 6.	Entitlement Orders
SECTION 7.	Record Ownership of Pledged Securities
SECTION 8.	Voting Rights and Dividends
SECTION 9.	General Authority
SECTION 10.	No Performance Required of the Secured Parties
SECTION 11.	No Exercise or Transfer of Contract Rights
SECTION 12.	Defense of Title
SECTION 13.	Payment to the Collateral Agent
SECTION 14.	Further Assurances; Covenants
SECTION 15.	Remedies upon Event of Default
SECTION 16.	Application of Proceeds
SECTION 17.	Provision of Notice
SECTION 18.	Expenses
SECTION 19.	Appointment of Collateral Agent
SECTION 20.	Termination and Release of Collateral
SECTION 21.	Concerning the Option Loans and the Lender
SECTION 22.	Notices
SECTION 23.	Waivers, Non-exclusive Remedies
SECTION 24.	Obligations Unconditional; Discharge of Obligations, etc
SECTION 25.	Severability
SECTION 26.	Inconsistency
SECTION 27.	Miscellaneous
SECTION 28.	Governing Law; Suits; Jury Trial

Attachment I - Form of Amendment
Exhibit A - Form of Schedule I to Financing Statement
Exhibit B - Filing Offices

PLEDGE AND SECURITY AGREEMENT
PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of the date of the Master Agreement referred to herein, among UBS AG (London Branch) (the "Options Office"), pledgor(s) named on the signature page of this agreement (the "Pledgor"), UBS AG (Stamford Branch), as Collateral Agent for the Secured Parties (as defined herein) (the "Collateral Agent"), and, (A) when an Amendment in the form attached as Attachment I shall have been executed, such lender as may execute an Amendment (the "Lender") or (B) if a registered broker-dealer or financial institution shall have executed this Agreement as a Securities Intermediary, as that term is defined in the UCC, such institution in its capacity as Securities Intermediary (the "Securities Intermediary"). The Options Office and the Pledgor have entered into a Master Agreement for Equity Options dated as of the date hereof (the "Master Agreement"), pursuant to which the Options Office and the Pledgor may enter into Options (as defined in the Master Agreement) from time to time, which Options will be evidenced by confirmations provided by the Options Office ("Confirmations"). In addition, the Lender, the Pledgor or any Other Borrower (as defined herein) have entered into, or may in the future enter into, the Credit Terms (as defined herein), pursuant to which the Lender may make one or more loans to the Pledgor or Other Borrower, as the case may be, from time to time as secured by the Pledged Securities, the Pledgor Contract Rights and other Collateral (as each term is defined herein). Such loans are referred to herein as "Option Loans".
The Options Office and the Pledgor have agreed that the Pledgor shall secure certain of the obligations to the Options Office under the Master Agreement and to the Lender under the Credit Terms in accordance with the terms of this Agreement; and the Master Agreement, the Credit Terms (if and when entered into) and, as applicable, each Advice (as such term, as applicable, is defined in the Credit Terms) and Confirmation will supplement, form a part of, and be subject to, this Agreement so that this Agreement, together with all such Advices, Confirmations, the Credit Terms and the Master Agreement will form a single agreement among the Options Office, the Lender and the Pledgor.
Accordingly, the parties hereto agree as follows:
SECTION 1.                          Effectiveness of Certain Terms; Certain Definitions.

(a)            If, at any time and so long as, there is not outstanding any Option Loan the repayment of which is secured hereunder, (i) this Agreement shall be read to exclude all references hereunder to the terms Option Loan, Credit Terms, Advice and Lender and (ii) Sections 11, 13 and 21 shall be of no force and effect.

(b)            Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Master Agreement. In addition, as used in this Agreement, the following terms will have the meanings set forth below:

"30-Day LIBOR" means the rate determined by the Lender for any date of determination as the rate for deposits for a period of thirty days in U.S. Dollars which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two London Banking Days preceding that date of determination. If such rate does not appear on the Telerate Page 3750, the rate for that date of determination will be determined as if the parties had specified the LIBOR-Reference Banks Rate as the applicable rate.
"Agreements" means this Agreement, the Credit Terms and the Master Agreement, as well as any Advice (as such term may be defined in the Credit Terms) and any Confirmation, collectively.
"Authorized Officer" of any Company means any officer, trustee or general partner (or officer thereof), as the case may be, as to whom such Company shall have delivered notice to the Collateral Agent that such officer, trustee or general partner (or officer thereof) is authorized to act hereunder on behalf of such Company.
"Collateral" has the meaning set forth in Section 5(a) hereof.
"Collateral Notice" means a notice, which may be oral, from the Lender or Options Office to the Pledgor requiring the Pledgor to post additional Collateral of a type, in an amount and by the time set forth in such notice.
"Company" means a corporation, a partnership, an association, a trust or any other entity or organization.
"Credit Terms" means the loan agreement between the Pledgor and the Lender and any schedules or attachments thereto as the same may be subsequently amended, supplemented or modified or such other agreement evidencing Option Loan Obligations as may be executed from time to time.
"Delivery" means (a) in the case of certificated Pledged Securities (as defined below) registered in the name of the Pledgor, delivery of certificates representing such Pledged Securities, free and clear of all liens, security interests or other encumbrances of any kind (other than the Security Interests (as defined below)), to the Securities Intermediary, accompanied by any required transfer tax stamps, and in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, all in form and substance satisfactory to the Collateral Agent, and the crediting of such Pledged Securities to the Securities Account, (b) in the case of uncertificated Pledged Securities registered in the name of the Pledgor, by transmission by the Pledgor of an instruction to the issuer of such Pledged Securities instructing such issuer to register such Pledged Securities in the name of the Securities Intermediary or its nominee, accompanied by any required transfer tax stamps, and such issuer's compliance with such instructions and the crediting of such Pledged Securities to the Securities Account, (c) in the case of Pledged Securities in respect of which security entitlements are held by the Pledgor through a securities intermediary, the crediting of such Pledged Securities, free and clear of all liens, security interests or other encumbrances of any kind (other than the Security Interests), accompanied by any required transfer tax stamps, to a securities account of the Securities Intermediary at such securities intermediary or at another securities intermediary satisfactory to the Securities Intermediary and the crediting of such Pledged Securities to the Securities Account and (d) in the case of cash, in accordance with such delivery instructions as the Options Office may give to the Pledgor from time to time by written notice hereunder. The terms "Deliver," "Delivered" and "Delivering" have corresponding meanings.
"Equivalent Securities" means, with respect to Pledged Securities, Securities of the same class and issue, issuer, series, and, to the extent applicable, maturity, principal amount and redemption price.
"Event of Default" means a default as such term is used in the Credit Terms or an Event of Default or Termination Event as defined in the Master Agreement (without regard to the application of Paragraph 10.3 of the Master Agreement) and also means any breach, repudiation, misrepresentation or default by the Pledgor (howsoever characterized), or any breach by the Pledgor of any of its representations, warranties, covenants or other obligations, under this Agreement.
"Existing Transfer Restrictions" means the Transfer Restrictions, if any, on the Securities (or security entitlements in respect thereof) pledged or to be pledged hereunder as described in the Confirmation evidencing the related Option or in the Representation Letter or any other written representation that has been acknowledged by the Options Office.
"LIBOR-Reference Banks Rate" means that the rate for any date of determination will be determined on the basis of the rates which deposits in U.S. Dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on the day that is two London Banking Days preceding that date of determination to prime banks in the London interbank market for a period of thirty days commencing on that date of determination and in the Representative Amount. The Lender will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Lender, at approximately 11:00 a.m., New York City time, on that date of determination for loans in U.S. Dollars to leading banks for a period of thirty days commencing on that date of determination and in the Representative Amount.
"Location" means, with respect to any party, the place such party is "located" within the meaning of Section 9307 of the UCC.
"London Banking Day" means any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in the city of London.
"Obligations" means any and all indebtedness, obligations, and liabilities of any kind, now or hereafter existing, of the Pledgor to the Lender, whether absolute or contingent and however arising or acquired by the Lender, including without limitation (i) the obligation to pay the principal, interest and other amounts described in the Credit Terms respecting any Option Loan, (ii) the obligation to reimburse the Lender for any drawing under any letter of credit and (iii) any guaranty by the Pledgor of the obligations of any other person or entity to the Lender.
"Option" means a Put Option or a Call Option as defined in Paragraph 17 of the Master Agreement. "Option Loans" has the meaning set forth in the first recital hereof.
"Option Loan Obligations" means all now existing or hereafter arising debts, obligations, covenants and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due or payable to the Lender by or from the Pledgor or any Other Borrower (including any interest or other amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor or any Other Borrower), arising out of or under any Option Loan, including, without limitation, all principal of and interest on such Option Loans.
"Other Borrower" means any person or entity (other than the Pledgor) that obtains an Option Loan from the Lender that is secured by the Pledgor in accordance with this Agreement.
"Pledged Securities" means (a) the Securities specified in the Confirmation evidencing the related Option and (b) all Securities that become Pledged Securities pursuant to Section 5(b) hereof.
"Pledgor Contract Obligations" means all now existing or hereafter arising debts, obligations, covenants and duties of payment or performance of any kind, matured or unmatured, direct or contingent, owing, arising, due or payable to the Options Office by or from the Pledgor (including any interest or other amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor) arising out of or under any Option.
"Pledgor Contract Rights" means all now existing or hereafter arising debts, obligations, covenants and duties of payment or performance of any kind, matured or unmatured, direct or contingent, owing, arising, due or payable to the Pledgor by or from the Options Office (including any interest or other amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Options Office) arising out of or under any Option.
"Proceeds" means all proceeds, including cash, instruments, securities and other property, from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the exercise or disposition of any or all of the Collateral.
"Potential Event of Default" means any event which, with the giving of notice or passage of time or both, would constitute an Event of Default.
"Reference Banks" means, for the purposes of determining any LIBOR rate, four major banks in the London interbank market.
"Representative Amount" means, for the purposes of determining any LIBOR rate for which a Representative Amount is relevant, an amount that is representative of the outstanding obligation to which such LIBOR rate is being applied.
"Required Collateral" means (i) in respect of any Option and any time, the types and amounts of Collateral required by the Options Office as security for the Pledgor's obligations under that Option at such time as specified in the applicable Confirmation, and (ii) in respect of any Option Loan, the type and amount of Collateral specified in accordance with the Credit Terms, and in either case, as may be specified from time to time in a Collateral Notice.
"Secured Obligations" means the obligations secured under this Agreement including (a) all Option Loan Obligations, (b) all Pledgor Contract Obligations, (c) all amounts payable by the Pledgor hereunder, (d) other indebtedness, obligations or liabilities of any kind, now or hereafter existing, of the Pledgor or any Other Borrower, as the case may be, to UBS AG, whether absolute or contingent and however arising or acquired by UBS AG, and (e) any renewals or extensions of any of the foregoing.
"Secured Parties" means the Collateral Agent, the Options Office and the Lender. "Security" or "Securities" has the meaning set forth in Section 8-102(a)(15) of the UCC.
"Securities Account" means the account in the name of the Pledgor or the Collateral Agent, as the case may be, at the Securities Intermediary in or to which certain of the Collateral is to be deposited or credited in accordance with an agreement among the relevant parties.
"Securities Act" means the Securities Act of 1933, as amended.
"Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.
"Telerate" means, when used in connection with any designated page and LIBOR, the display page so designated on the Dow Jones Telerate Service (or such other page or locator as may replace that page on that service), or such other service as may be nominated as the information vendor, for the purpose of displaying rates or prices comparable to LIBOR.
"Termination Event" has the meaning set forth in the Master Agreement. "Transaction" means any Option or Option Loan.
"Transfer Restriction" means, with respect to any Security (or security entitlements in respect thereof) or other item of collateral pledged or to be pledged hereunder, any condition to or restriction on the ability of the holder thereof to sell, assign or otherwise transfer such Security (or security entitlements in respect thereof) or other item of collateral or to enforce the provisions thereof or of any document related thereto whether set forth in such item of collateral itself or in any document related thereto, including, without limitation, (i) any requirement that any sale, assignment or other transfer or enforcement of such Security (or security entitlements in respect thereof) or other item of collateral be consented to or approved by any person, including, without limitation, the issuer or underwriter thereof or any other obligor thereon, (ii) any limitations on the type or status, financial or otherwise, of any purchaser, pledgee, assignee or transferee of such Security (or security entitlements in respect thereof) or other item of collateral, (iii) any requirement of the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document of any person to the issuer of, any other obligor on or any registrar or transfer agent for, such Security (or security entitlements in respect thereof) or other item of collateral, prior to the sale, pledge, assignment or other transfer or enforcement of such Security (or security entitlements in respect thereof) or other item of collateral and (iv) any registration or qualification requirement or prospectus delivery requirement for such Security (or security entitlements in respect thereof) or other item of collateral pursuant to any federal, state or foreign securities law (including, without limitation, any such requirement arising as a result of Rule 144 or Rule 145 under the Securities Act); provided that the required delivery of any assignment, instruction or entitlement order from the seller, pledgor, assignor or transferor of such Security (or security entitlements in respect thereof) or other item of collateral, together with any evidence of the corporate or other authority of such person, shall not constitute a "Transfer Restriction".
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.
SECTION 2.                          Determination of Required Collateral.

(a)            Unless otherwise specified in the applicable Confirmation or otherwise determined by either the Options Office or the Lender in its discretion from time to time, the Required Collateral in respect of any Option and at any time shall be a quantity of the Underlying Shares (as defined in the Master Agreement) equal to the number of the Underlying Shares that are the subject of such Option.

(b)            If at any time either the Options Office or the Lender determines in its discretion that the Collateral securing the Pledgor's and any applicable Other Borrower's obligations under a particular Transaction or group of Transactions is insufficient, the Options Office or the Lender may by Collateral Notice require the Pledgor to deliver additional Collateral in respect of that Transaction or group of Transactions, of the types and in the amounts set forth in such Collateral Notice.

SECTION 3.                          Delivery of Collateral.

(a)	On or prior to the Trade Date with respect to each Option (as defined in the Confirmation with respect to such Option), the Pledgor shall Deliver the Required Collateral, if any, with respect thereto.
(b)	Upon entering into any Option Loan, the Pledgor shall Deliver the Required Collateral, if any, with respect thereto.
(c)	On the date specified in any Collateral Notice, the Pledgor shall Deliver the Required Collateral specified therein.
(d)
If any Delivery is required to be made on a day on which the financial institution or clearing facility through which a Delivery is to be effected is not open for business, such Delivery shall instead be required to be made on the first following Business Day on which such entity is open for business.

SECTION 4.                          Representations, Warranties and Agreements.

(a)
The Pledgor agrees that each of the Collateral Agent, the Options Office and the Lender may rely upon the Pledgor's representations and warranties to the Options Office in the Master Agreement as if such representations were provided directly to them and were set out in full in this Agreement.

(b)	The Pledgor further represents and warrants to, and agrees with, each Secured Party that:
(i)
the Pledgor has and will have the power to grant to the Collateral Agent for the benefit of each Secured Party a perfected security interest in, and lien on, any Collateral Delivered or at any time to be Delivered hereunder and has taken, and will take, all necessary actions to authorize the granting of that security interest and lien;

(ii)
the Pledgor (A) owns and, at all times prior to the release of the Collateral pursuant to the terms of this Agreement, will own the Collateral free and clear of any liens, security interests or other encumbrances of any kind (other than the Security Interests and Existing Transfer Restrictions) and (B) is not and will not become a party to or otherwise bound by any agreement, other than the Agreements and the Existing Transfer Restrictions, that (x) restricts in any manner the rights of any present or future owner of the Collateral with respect thereto or (y) provides any person other than the Pledgor, the Secured Parties or the Securities Intermediary (but in the case of such Securities Intermediary only in respect of Collateral held through it) with control (as defined in Section 8106 of the UCC) with respect to any Collateral;

(iii)
all Securities at any time pledged hereunder (or in respect of which security entitlements are pledged hereunder) are and will be either (i) certificated (and the certificate or certificates in respect of such securities are and will be located in the United States) and registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) is located in the United States or (ii) uncertificated and either registered in the name of Pledgor or held through a securities intermediary whose securities intermediary's jurisdiction (within the meaning of Section 8110(e) of the UCC) is located in the United States;

(iv)
the Pledgor has not performed and will not perform any acts that might prevent any Secured Party from enforcing any of the terms of this Agreement or that might limit any Secured Party in any such enforcement;

(v)	the Pledgor will not elect to suspend its obligations to perform under the Master Agreement without the prior consent of the Lender if any Option thereunder secures an Option Loan;
(vi)	the Pledgor will not direct the Options Office to not exercise an Option that is In-the-Money at the Expiration Time on the Expiration Date if that Option secures an Option Loan;
(vii)
other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests, no financing statement, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a lien, security interest or other encumbrance of any kind on such Collateral;

(viii)
upon the execution and delivery of this Agreement by the parties hereto and (i) in the case of Collateral consisting of investment property (as defined in Section 9-102(a)(49) of the UCC), the Delivery of such Collateral to the Securities Intermediary and (ii) in the case of Collateral consisting of general intangibles (as defined in Section 9-102(a)(42) of the UCC), the filing of financing statements in the form of Exhibit A hereto in the filing offices specified in Exhibit B hereto, the Collateral Agent will have valid and perfected security interests in, and, in the case of any such Collateral consisting of investment property, control (within the meaning of Section 8-106 of the UCC) with respect to, the Collateral for the benefit of the Secured Parties, subject to no prior lien, security interest or other encumbrance of any kind;

(ix)
no registration, recordation or filing with any governmental body, agency or official is required in connection with the execution and delivery of this Agreement or any Transaction or necessary for the validity or enforceability hereof or thereof or for the perfection or enforcement of the Security Interests other than the filing of financing statements in the form of Exhibit A hereto in the filing offices specified in Exhibit B hereto;

(x)
the Location of the Pledgor is the address set forth under its name on the signature page of this Agreement, and under the Uniform Commercial Code as in effect in such Location, no local filing is required to perfect a security interest in Collateral consisting of general intangibles;

(xi)	the Pledgor does not know or have any reason to believe that any issuer of Pledged Securities has not complied with the reporting requirements contained in Rule 144(c)(1) under the Securities Act; and
(xii)	Upon request, Pledgor shall provide the Options Office with a certified copy of the Credit Terms and all related documentation within ten (10) Business Days of the execution of such documents.
(c)            The Securities Intermediary represents and warrants to, and agrees with, each of the Collateral Agent, the Options Office, the Lender and the Pledgor that:

(i)
the Securities Intermediary is a corporation, duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to enter into, and perform its obligations under, this Agreement;

(ii)
the execution, delivery and performance by the Securities Intermediary of this Agreement have been duly authorized by all necessary corporate action on the part of the Securities Intermediary (no action by the shareholders of the Securities Intermediary being required) and do not and will not violate, contravene or constitute a default under any provision of applicable law or regulation or of the charter or by-laws of the Securities Intermediary or of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Securities Intermediary;

(iii)	this Agreement constitutes a valid and binding agreement of the Securities Intermediary enforceable against the Securities Intermediary in accordance with its terms;
(iv)
the Securities Intermediary hereby agrees that (i) all liens, pledges and other security interests of any kind or nature held by it in any of the Collateral securing any obligation to the Securities Intermediary (either in such capacity or in any other capacity), other than liens securing the obligations of the Pledgor to it hereunder (collectively, "Other Liens") shall be subordinate and junior to the liens, pledges and security interest in the Collateral arising hereunder and that the Securities Intermediary will take no action to enforce any Other Lien so long as any obligation under the Agreements or hereunder (whether or not then due) should remain unsatisfied and (ii) its obligation to Pledgor in respect of any Collateral will not be subject to deduction, set-off, recoupment, banker's lien or any other right in respect of obligations owed by Pledgor or any other person to the Securities Intermediary; and

(v)
the Securities Intermediary is not and will not become a party to or otherwise bound by any agreement, other than this Agreement, that provides any person with control (as defined in Section 8-106 of the UCC) with respect to any of the Collateral.

(d)            (The Pledgor shall indemnify and hold harmless the Securities Intermediary against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Securities Intermediary's gross negligence or willful misconduct) that the Securities Intermediary may suffer or incur in connection with any action taken or omitted by the Securities Intermediary hereunder.

SECTION 5.                          The Security Interests.

(a)
In order to secure the full and punctual payment of the Secured Obligations in accordance with their terms and the performance of all the obligations of the Pledgor hereunder, the Pledgor hereby assigns, pledges and grants to the Collateral Agent, as agent of and for the benefit of the Secured Parties security interests in and to, and a lien upon and right of set-off against, and transfers to the Collateral Agent, for the benefit of the Secured Parties as and by way of a security interest having priority over all other security interests, with power of sale, all of its right, title and interest in and to (i) the Pledged Securities and all security entitlements in respect of the Pledged Securities; (ii) all of the Pledgor Contract Rights; (iii) the Securities Account and all financial assets (as defined in Section 8-102 of the UCC), funds, property and other assets from time to time held therein; (iv) all additions to and substitutions for the foregoing; (v) all income, Proceeds and other proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with any of the items mentioned in (i) through (v) (including, without limitation, any shares of capital stock issued in respect of any Securities (or security entitlements in respect thereof) constituting Collateral or any cash, Securities or other property distributed in respect of or exchanged for any Securities (or security entitlements in respect thereof) constituting Collateral, or into which any such Securities (or security entitlements in respect thereof) are converted, in connection with any Change (as defined in the Master Agreement) and any security entitlements in respect of any of the foregoing); and (vi) all powers, rights and privileges of the Pledgor, now or hereafter acquired, including rights of enforcement, with respect to the foregoing (collectively, the "Collateral").

(b)
If any issuer of Pledged Securities at any time issues to the Pledgor in respect of any Pledged Securities or security entitlements in respect thereof, or the Pledgor receives or becomes entitled to receive in respect of any Pledged Securities or security entitlement in respect thereof, or the Pledgor receives any Proceeds in respect of any Pledged Securities or security entitlements in respect of Pledged Securities consisting of, any additional or substitute Securities of any kind (or security entitlements in respect thereof ), the Pledgor shall immediately pledge and Deliver to the Securities Intermediary all such Securities (and security entitlements) as additional security for the Secured Obligations. All such Securities (and security entitlements) shall constitute Pledged Securities (or security entitlements in respect thereof ) and are subject to all provisions of this Agreement.

  (c)            The Security Interests are granted as security only and shall not subject any Secured Party to, or transfer or in any way affect or modify, any obligation or liability of the Pledgor with respect to any of the Collateral or any transaction in connection therewith.

  (d)            The Securities Intermediary and the other parties hereto expressly agree that all rights, assets and property held at any time in the Securities Account shall be treated as a financial asset as described in Section 8-102(a)(9) of the UCC.

  (e)            Without limiting the rights and obligations of the parties under this Agreement, the Collateral Agent shall not, notwithstanding Section 9-207 of the UCC, have the right to sell, lend, pledge, rehypothecate or assign to any party (including without limitation, any of its affiliates), invest, use, commingle or otherwise dispose of, or otherwise use in its business, any Collateral it holds, free from any claim or right of any nature whatsoever of Pledgor, including any equity or right of redemption by Pledgor.

  (f)            The parties hereto hereby agree that the Securities Intermediary's jurisdiction (within the meaning of Section 8-110(e) of the UCC) in respect of the Securities Account is New York and each such party represents that it has not and agrees that it will not enter into any agreement to the contrary.

  (g)            The security interests and related rights of the Secured Parties with respect to the Collateral hereunder are in addition to, and not in limitation of, any security interests and related rights in other property granted to any Secured Party under the Master Agreement, the Credit Terms or any other agreement (except to the extent such security interests and related rights are inconsistent with this Agreement; and this Agreement shall not affect or invalidate any such security interests and related rights except to the extent of any such inconsistency).

SECTION 6.                          Entitlement Orders.

(a)
The Securities Intermediary agrees that it will comply with entitlement orders originated by the Collateral Agent in respect of any Collateral without further consent from the Pledgor or any other person. The Pledgor hereby consents to the foregoing agreement.

(b)
Each of the Securities Intermediary and Pledgor agree that the Securities Intermediary shall not comply with entitlement orders of the Pledgor in respect of the Collateral until the Securities Intermediary shall receive notice from the Collateral Agent that it may comply with such entitlement orders.

(c)
The Pledgor agrees that it shall not (1) create or permit to exist any lien, security interest or other encumbrance of any kind upon or with respect to the Collateral, except for those created hereunder, (2) sell or otherwise dispose of, or grant any option with respect to, any of the Collateral (other than pursuant to the Master Agreement) or (3) enter into a consent to any agreement pursuant to which any person other than the Collateral Agent has or will have control (within the meaning of Section 8-106 of the UCC) in respect of any Collateral, including, without limitation, the Securities Account and the financial assets and other property held in the Securities Account.

SECTION 7.                          Record Ownership of Pledged Securities. The Collateral Agent may at any time or from time to time, in its sole discretion, upon the occurrence and during the continuation of a Potential Event of Default or an Event of Default, cause any or all of the Pledged Securities (or security entitlements in respect thereof) to be registered, or held through a securities intermediary, in the name of the Pledgor or its nominee to be transferred of record into, or held through a securities intermediary in, the name of the Collateral Agent or its nominee. The Pledgor shall promptly give to the Collateral Agent copies of any notices or other communications received by the Pledgor with respect to Pledged Securities (or security entitlements in respect thereof ) registered, or held through a securities intermediary, in the name of the Pledgor or its nominee and the Collateral Agent shall promptly give to the Pledgor copies of any notices and communications received by it with respect to Pledged Securities (or security entitlements in respect thereof) registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee.

SECTION 8.                          Voting Rights and Dividends.

(a)            The Collateral Agent shall have the right to receive and retain as Collateral hereunder all Proceeds other than ordinary cash dividends or interest ("Dividend Proceeds") of the Collateral and, upon the occurrence and during the continuance of a Potential Event of Default or an Event of Default, all Proceeds of the Collateral consisting of Dividend Proceeds and the Pledgor shall take all such action as the Collateral Agent shall deem necessary or appropriate to give effect to such right. All such Proceeds, including, without limitation, all dividends and other payments and distributions that are received by the Pledgor shall be received in trust for the benefit of the Secured Parties and, if the Collateral Agent so directs (but only, in the case of Dividend Proceeds, upon the occurrence and during the continuance of a Potential Event of Default or Event of Default), shall be segregated from other funds of the Pledgor and shall, forthwith upon demand by the Collateral Agent (but only, in the case of Dividend Proceeds, during the continuance of a Potential Event of Default or Event of Default), be paid over to the Collateral Agent as Collateral in the same form as received (with any necessary endorsement). After all Potential Events of Default and Events of Default have been cured, the Collateral Agent's right to retain Dividend Proceeds under this Section 8(a) shall cease and the Collateral Agent shall pay over to the Pledgor any such Collateral consisting of Dividend Proceeds retained by it during the continuance of a Potential Event of Default or Event of Default.

(b)            (i) Unless a Potential Event of Default or an Event of Default shall have occurred and be continuing, the Pledgor shall have the right, from time to time, to vote and to give consents, ratifications and waivers with respect to the Pledged Securities (or security entitlements in respect thereof), and the Collateral Agent shall, upon receiving a written request from the Pledgor accompanied by a certificate of the Pledgor (or if Pledgor is a Company, an Authorized Officer of the Pledgor) stating that no Potential Event of Default or Event of Default has occurred and is continuing, deliver to the Pledgor or as specified in such request such proxies, powers of attorney, consents, ratifications and waivers in respect of any of the Pledged Securities (or security entitlements in respect thereof ) that are registered, or held through a securities intermediary, in the name of the Collateral Agent or its nominee as shall be specified in such request and be in form and substance satisfactory to the Collateral Agent.

(ii) If a Potential Event of Default or an Event of Default shall have occurred and be continuing, the Collateral Agent shall have the right, to the extent permitted by law, and the Pledgor shall take all such action as may be necessary or appropriate to give effect to such right, to vote and to give consents, ratifications and waivers, and to take any other action with respect to any or all of the Pledged Securities (or security entitlements in respect thereof ) with the same force and effect as if the Collateral Agent were the absolute and sole owner thereof.
SECTION 9.                          General Authority. The Pledgor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Pledgor, any Secured Party or otherwise, for the sole use and benefit of the Secured Parties, but at the expense of the Pledgor, to the extent permitted by law, to exercise, at any time and from time to time while an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

(a)          to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof,

(b)          to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

(c)          to sell, transfer, assign, exercise rights of election pertaining thereto (including without limitation the exercise of any Option or other option included in the Collateral) or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof (including, without limitation, the giving of instructions and entitlement orders in respect thereof), and

(d)          to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto; provided that the Collateral Agent shall give the Pledgor not less than one day's prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral that threatens to decline speedily in value, including, without limitation, equity securities, or is of a type customarily sold on a recognized market. The Collateral Agent and the Pledgor agree that such notice constitutes "reasonable authenticated notification" within the meaning of Section 9-611(b) of the UCC. The power of attorney granted pursuant to this Section 9 is coupled with an interest and shall (i) survive and not be affected by the subsequent death, incapacity or disability of the Pledgor granting such power of attorney and (ii) extend to the Pledgor's successors, assigns and legal representatives.

SECTION 10.                                        No Performance Required of the Secured Parties. The Pledgor will remain liable to perform all of its obligations under the Transactions and any of the Collateral. None of the Secured Parties will have any obligation under the Transactions or any of the Collateral by reason of this Agreement.

SECTION 11.                                        No Exercise or Transfer of Contract Rights. The Pledgor agrees that, notwithstanding any provision of the Master Agreement (or any other provision or agreement) to the contrary, so long as any Option Loan Obligations are outstanding, it shall not exercise any of the Pledgor Contract Rights (other than on the Expiration Date of the relevant Options) or transfer or assign any of the Pledgor Contract Rights, except with the prior written consent of the Lender.

SECTION 12.                                        Defense of Title.

(a)	The Pledgor shall warrant and defend its title to the Collateral, subject to the rights of the Secured Parties, against the claims and demands of all persons.
(b)	The Collateral Agent may elect, but without an obligation to do so, to discharge any lien, security interest or other encumbrance of any kind of any third party on any of the Collateral.
SECTION 13.                                        Payment to the Collateral Agent. Notwithstanding any provision in the Master Agreement to the contrary, the Pledgor directs the Options Office, and the Options Office agrees, until the Option Loan Obligations or other Obligations have been paid in full, to pay all amounts payable to the Pledgor pursuant to the Options (without reduction or offset by amounts that may be payable to the Options Office), directly to the Collateral Agent and the Collateral Agent agrees to retain such amounts as Collateral for the benefit of the Lender without exercising any offset, counterclaim, recoupment or other similar right.

SECTION 14.                                        Further Assurances; Covenants.

(a)            The Pledgor agrees that it shall, at its expense and in such manner and form as the Collateral Agent may require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be necessary or desirable, or that the Collateral Agent may request, in order to create, preserve, perfect, confirm or validate any Security Interest or to enable the Collateral Agent to exercise and enforce its rights on behalf of the Secured Parties hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgor hereby authorizes the Collateral Agent to execute and file, in the name of the Pledgor or otherwise, financing statements or continuation statements (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) that the Collateral Agent, in its sole discretion, may deem necessary or appropriate to further perfect any of the Security Interests; and further, to execute and file in the name of the Pledgor or otherwise any other document (including, without limitation, any notice on Form 144 or any filing required pursuant to Sections 13 or 16 of the Securities Exchange Act of 1934, as amended) that the Collateral Agent, in its sole discretion, may deem necessary or appropriate in connection with the Collateral Agent's authority conferred by Section 9 hereof.

(b)            The Pledgor agrees that it shall not change its name, identity, Location or, if the Pledgor is a Company, its organizational structure, unless in either case (1) it shall have given the Collateral Agent not less than 30 days' prior notice thereof and (2) such change shall not cause any of the Security Interests to become unperfected or subject to any other lien, security interest or other encumbrance of any kind.

SECTION 15.                                        Remedies upon Event of Default.

(a)            If any Event of Default shall have occurred and be continuing, the Collateral Agent may, on behalf of the Secured Parties, exercise all the rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Collateral Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law,

(1)            if any Secured Obligations consist of obligations to deliver Pledged Securities (or security entitlements in respect thereof), deliver all Collateral consisting of Pledged Securities (or security entitlements in respect thereof) (but not in excess of the number thereof deliverable under the Secured Obligations) to the applicable Secured Party on the date upon which such delivery of Pledged Securities (or security entitlements in respect thereof) is due (whether pursuant to the terms of such Secured Obligations, upon acceleration as provided with respect thereto or otherwise) or on any date thereafter, against receipt by the Collateral Agent, on behalf of the Secured Parties, of the cash amount, if any, required to be paid by such Secured Party in respect of such delivery, in settlement of the Pledgor's obligations to deliver Pledged Securities (or security entitlements in respect thereof) under such Secured Obligations, whereupon such Secured Party shall hold such Pledged Securities (or security entitlements in respect thereof) absolutely free from any claim or right of whatsoever kind, including any equity or right of redemption of Pledgor that may be waived or any other right or claim of Pledgor, and Pledgor, to the extent permitted under applicable law, hereby waives all rights of redemption, stay or appraisal that it has or may have under any law now existing or hereafter adopted; and
(2)            if such delivery shall be insufficient to satisfy in full all of the obligations of the Pledgor under the Secured Obligations consisting of obligations to deliver Pledged Securities (or security entitlements in respect thereof) and, in any event, in respect of all Secured Obligations that do not consist of obligations to deliver Pledged Securities (or security entitlements in respect thereof), (A) apply the cash, if any, then held by it as Collateral as specified in Paragraph 13 hereof or otherwise and (B) if there shall be no such cash or if such cash shall be insufficient to pay in full all the Secured Obligations not satisfied by delivery of Pledged Securities (or security entitlements in respect thereof), sell the Collateral or any part thereof at public or private sale or at any broker's board or securities exchange, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent (after conferring with the Lender and the Options Office) may deem satisfactory or, in the case of the Pledgor Contract Rights, to the extent permitted under applicable law, exercise rights with respect thereto.
Any Secured Party may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations, at any private sale). The Collateral Agent is authorized, in connection with any such sale,
(A)            to restrict the prospective bidders on or purchasers of any of the Collateral constituting "securities" within the meaning of the Securities Act to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Collateral,
(B)            to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act and may not be disposed of in violation of the provisions of said Act, and
(C)            to impose such other limitations or conditions in connection with any such sale as the Collateral Agent deems necessary or advisable in order to comply with the Securities Act or any other law.
The Pledgor covenants and agrees that it shall execute and deliver such documents and take such other action as the Collateral Agent (after conferring with the Lender and the Options Office) deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Pledgor that may be waived, and the Pledgor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal that the Pledgor has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale shall (1) in case of a public sale, state the time and place fixed for such sale, (2) in case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (3) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
(b)            An Event of Default under this Agreement will be deemed to be a default under the Credit Terms and an Event of Default under the Master Agreement. In such an event, the Options Office may exercise any or all of the rights reserved to the Options Office under the Master Agreement, including, but not limited to, all rights under Section 9 of the Master Agreement; provided, however, that if an Event of Default shall have occurred and be continuing under the Credit Terms, and upon notice to the Options Office, the Lender may direct the Options Office to exercise its rights under the Master Agreement and the Options Office shall be bound by such direction. The parties agree that the Collateral Agent will apply the proceeds of any termination or acceleration under the Master Agreement or any sale of Collateral in accordance with the terms of Paragraph 16 hereof.

(c)            Until the Option Loan Obligations have been satisfied in full (as determined by the Lender), the Pledgor and the Options Office shall not, without the written consent of the Lender, modify any of the terms of the Master Agreement relating to the Pledgor Contract Rights, or permit the early termination or acceleration of any Option.

SECTION 16.                                        Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default,

(a)            the proceeds of any sale of, or other realization upon, all or any part of the Collateral, including any cash received and held by the Collateral Agent in respect of Collateral (other than Pledgor Contract Rights and any Collateral received as proceeds thereof or as substitution therefor) shall be applied by the Collateral Agent in the following order of priorities:

first, to the payment of any expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and counsel for each Secured Party, and all expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, and any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to the Credit Terms, the Master Agreement or Section 18 hereof;
second, to the payment of all Secured Obligations owed to the Options Office for which such Collateral is Required Collateral;
third, to the payment of all Secured Obligations owed to the Lender for which such Collateral is Required Collateral;
fourth, to the payment of (or if a future or contingent obligation, to cash collateralize) any other Secured Obligations; and
fifth, to the payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
(b)            the proceeds of any sale of, or other realization upon, all or any part of the Collateral consisting of Pledgor Contract Rights shall be applied by the Collateral Agent in the following order of priorities:

first, to the payment of any expenses of such sale or other realization, including reasonable compensation to the Collateral Agent and counsel for each Secured Party, and all expenses, liabilities and advances incurred or made by any Secured Party in connection therewith, and any other unreimbursed expenses for which any Secured Party is to be reimbursed pursuant to the Credit Terms, the Master Agreement or Section 18 hereof;
second, to the payment of all Secured Obligations owed to the Lender;
third, to the payment of all Secured Obligations owed to the Options Office;
fourth, to the payment of (or if a future or contingent obligation, to cash collateralize) any other Secured Obligations; and
fifth, to the payment to the Pledgor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.
SECTION 17.                                        Provision of Notice. The Pledgor agrees that, until all outstanding Option Loans have been repaid in full, it will notify the Lender and the Options Office immediately upon the occurrence of any of the following events:

(a)            the Pledgor fails to fulfill or discharge any of its obligations or agreements under or relating to any of the Agreements;

(b)            any representation made or repeated or deemed to have been made or repeated by the Pledgor under the Agreements is or becomes incorrect or misleading in any material respect;

(c)            any event occurs that would cause any Option Loans to become immediately payable without demand or notice to the Pledgor;

(d)            the Security Interests fail at any time to constitute valid and perfected security interests in all of the Collateral securing all obligations purported to be secured thereby, subject to no prior or equal lien, security interest or other encumbrance of any kind and as to which the Collateral Agent will have control (as defined in Section 8-106 of the UCC); or

(e)            any Potential Event of Default or Event of Default by the Pledgor occurs under the Agreements.

SECTION 18.                                        Expenses.

(a)            The Pledgor agrees that it shall forthwith upon demand pay to the Collateral Agent for the accounts of the respective Secured Parties:

(i)
the amount of any taxes or other amounts that any Secured Party may have been required to pay by reason of the Security Interests or to free any of the Collateral from any lien, security interest or other encumbrance of any kind thereon, and

(ii)
the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any other experts, that any Secured Party may incur in connection with (A) the enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (B) the collection, sale or other disposition of any of the Collateral, (C) the exercise by the Collateral Agent or any Secured Party of any of the rights conferred upon it hereunder or (D) any Potential Event of Default or Event of Default.

(b)            Any such amount not paid on demand shall bear interest (computed on the basis of the number of days elapsed over a period of 360 days) at a rate per annum equal to 30-day LIBOR plus 500 basis points.

SECTION 19.                                        Appointment of Collateral Agent.

(a)            The Lender and the Options Office hereby irrevocably appoint and authorize the Collateral Agent to take such action on their behalf and to exercise such powers under this Agreement as are delegated to the Collateral Agent by the terms hereof, together with all such powers as are reasonably incidental thereto.

(b)            The Secured Parties (other than the Collateral Agent) shall indemnify the Collateral Agent (to the extent not reimbursed by the Pledgor) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Collateral Agent's gross negligence or willful misconduct) that the Collateral Agent may suffer or incur in connection with any action taken or omitted by the Collateral Agent hereunder.

(c)            So long as any Option Loans are outstanding, the Collateral Agent shall follow the instructions of the Lender with respect to the Collateral. The Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

(d)            Neither the Collateral Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with this Agreement with the consent or at the request of the Secured Parties (other than the Collateral Agent) or in the absence of its own gross negligence or willful misconduct. The Collateral Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

(e)            Any corporation or association into which the Collateral Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer its agency business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which it is a party, shall, subject to the prior written consent of the Secured Parties, be and become a successor Collateral Agent hereunder and vested with all of the title to the Collateral and all of the powers, discretions, immunities, privileges and other matters as was its predecessor without, except as provided above, the execution or filing of any instrument or any further act, deed or conveyance on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

(f)            Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent, bailee, clearing corporation or securities intermediary or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any agent, bailee, clearing corporation or securities intermediary selected by the Collateral Agent in good faith (or selected by an agent, bailee, clearing corporation or securities intermediary so selected by the Collateral Agent).

SECTION 20.                                        Termination and Release of Collateral.

(a)            Upon the satisfaction in full of all Secured Obligations and the termination of any commitments of the Secured Parties under the Credit Terms, each Option and this Agreement, the Security Interests shall terminate and all rights to the Collateral shall revert to the Pledgor, subject to the conditions of the Master Agreement.

(b)            At any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may, with the prior consent of the Options Office and the Lender, release any of the Collateral or control thereof. Upon any such termination of the Security Interests or release of Collateral, the Secured Parties shall, at the expense of the Pledgor, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral or control, as the case may be.

(c)            Upon execution of this Agreement, the Pledgor shall provide the Collateral Agent with written instructions for the delivery of Collateral that has been released from the Security Interests. These instructions may be modified from time to time by written notice. The Collateral Agent shall be entitled to rely on the latest such instructions received by the Collateral Agent.

(d)            At any time the Secured Parties release Collateral consisting of Pledged Securities in accordance with this Section 20 in respect of any Transaction, the Secured Parties may Deliver Equivalent Securities instead of the Pledged Securities.

SECTION 21.                                        Concerning the Option Loans and the Lender.

(a)            Notwithstanding any other term or provision of this Agreement or the other Agreements to the contrary, the Options Office hereby consents to the making of Option Loans and the creation of the Security Interests only upon the satisfaction of each of the following terms and conditions and the Lender hereby agrees as follows:

(i)
the interest of the Lender in and to the Collateral (other than the Pledgor Contract Rights) shall, in all respects, be junior, subject and subordinate to the interest of the Options Office in and to the Collateral as set forth herein;

(ii)
except as otherwise expressly provided herein, the Options Office shall have no agency or other fiduciary relationship with, or responsibility to, the Lender and, without limiting the foregoing, shall not be obligated in any way to seek the consent of the Lender, consult with or notify the Lender, or act on behalf of the Lender in connection with the exercise by the Options Office of any rights granted to it by Pledgor under the Master Agreement or which the Options Office may have under the UCC or other applicable law; and

(b)            The Lender and the Pledgor each represent, warrant and agree that:
(i)	each Option Loan complies and will comply in all respects with all applicable provisions of Regulations T, U and X of the Board of Governors of the Federal Reserve System; and
(ii)
the Lender shall have no right to exercise any of its remedies with respect to the Collateral hereunder or under the Credit Terms, any Advice (or any related documentation) unless all Secured Obligations (other than those described in clause (d) of the definition of Secured Obligations) owed or owing to the Options Office for which such Collateral is Required Collateral have been satisfied in full.

SECTION 22.                                        Notices. All notices and other communications provided for hereunder shall be given or made, as the case may be, in the manner contemplated by Section 14 of the Master Agreement or as provided for notices given under the Credit Terms, as the case may be, a copy of which the Options Office shall deliver to the Lender and the Collateral Agent.

SECTION 23.                                        Waivers, Non-exclusive Remedies. No failure on the part of any Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any right under any of the Agreements shall operate as a waiver thereof; nor shall any single or partial exercise by any Secured Party of any right under any of the Agreements preclude any other or further exercise thereof or the exercise of any other right. The rights in the Agreements are cumulative and are not exclusive of any other remedies provided by law.

SECTION 24.                                        Obligations Unconditional; Discharge of Obligations, etc.

(a)            The obligations of the Pledgor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)	any modification or amendment of or supplement to the Credit Terms, the Master Agreement or any Option, Confirmation or Advice;
(ii)
the existence of any claim, set-off or other rights that the Pledgor may have at any time against any Secured Party or any other person, whether in connection herewith or with any related or unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; or (iii) any other act or omission to act or delay of any kind by any Secured Party or any other person or any other circumstance whatsoever that might, but for the provisions of this Section 24, constitute a legal or equitable discharge of the Pledgor's obligations hereunder.

(b)            The Pledgor's obligations hereunder shall remain in full force and effect until all outstanding Option Loans and Options shall have terminated and all Secured Obligations shall have been paid in full. If at any time any payment of any principal, interest or any other amount payable by the Pledgor under any Option Loans or any payment or delivery by the Pledgor under any Options is rescinded or must be otherwise restored or returned upon the insolvency or bankruptcy of the Pledgor or otherwise, the Pledgor's obligations hereunder with respect to such payment or delivery shall be reinstated as though such payment or delivery had been due but not made at such time.

(c)            The Pledgor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein.

SECTION 25.                                        Severability. The provisions of this Agreement are severable. If any clause or provision is held to be invalid and unenforceable in whole or in part by a court of competent jurisdiction, then that invalidity or unenforceability will affect only that clause or provision, or part thereof, in such jurisdiction, and will not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in any jurisdiction.

SECTION 26.                                        Inconsistency. In the event of any inconsistency between the provisions of the Credit Terms or the Master Agreement (and related documents), on the one hand, and the provisions of this Agreement on the other, this Agreement shall control.

SECTION 27.                                        Miscellaneous. This Agreement:

(a)            cannot be altered, amended or modified in any way, except by a writing signed by all of the parties;

(b)            will be binding upon the Pledgor and its successors and assigns, and will inure to the benefit of the Secured Parties and their nominees, successors and assigns; and

(c)            may be executed in one or more counterparts, each of which when executed will be deemed to be an original, but all of which taken together will constitute one and the same document.

SECTION 28.                                        Governing Law; Suits; Jury Trial. UNLESS OTHERWISE AGREED BY THE PARTIES IN WRITING, ALL THE RIGHTS AND OBLIGATIONS OF THE LENDER AND THE PLEDGOR WITH RESPECT HERETO OR UNDER ANY OTHER DOCUMENT, AND WITH RESPECT TO ANY OBLIGATION OR OTHER TRANSACTION OR RELATIONSHIP (ALL SUCH DOCUMENTS, OBLIGATIONS, TRANSACTIONS AND RELATIONSHIPS BEING REFERRED TO HEREIN COLLECTIVELY AS THE "RELATIONSHIP") SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW DOCTRINE. The Pledgor hereby submits to the nonexclusive personal jurisdiction of, and agrees that any action or proceeding related in any way to the Relationship shall, if the Lender so chooses, be brought and enforced in, the Supreme Court of the State of New York for New York County or the United States District Court for the Southern District of New York, and hereby waives any objection to jurisdiction or venue in any such proceeding commenced in said courts. The Pledgor hereby waives personal service of any summons, complaint or other process and agrees that any process required to be served on the Pledgor for purposes of any such proceeding may be served on the Pledgor, with the same effect as personal service within the State of New York, by certified mail or by courier service providing evidence of delivery addressed to the Pledgor at the Pledgor's address for notices as provided in the Credit Terms or Section 14 of the Master Agreement and shall be deemed to have been served when received or delivered at such address. THE PLEDGOR AND THE LENDER EACH HEREBY WAIVES TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THE RELATIONSHIP, OR ANY OTHER CLAIM OR DISPUTE WITH RESPECT HERETO OR THERETO HOWSOEVER ARISING, TO WHICH THE PLEDGOR AND THE LENDER ARE PARTIES. If any provision hereof is invalid or unenforceable under applicable law, the other provisions hereof shall remain in full force and effect. All rights and remedies granted to the Lender hereunder, under any other document and under applicable law shall be cumulative and may be exercised by the Lender from time to time.

[signature page follows]

Equity Option Pledge

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.

Accepted and agreed as of the ____day of_________, 20___

Marlene M Ricketts 1997 Dynasty Trust

By:                                                                                                    By:
Name:                                                                                                Name:
Title:                                                                                                  Title:

Address:                          PO Box 4099
155 E. Pearl Street, Suite 200
Jackson, WY 83001

Equity Option Pledge

Accepted and agreed as of the ____ day of _____________, 20___

UBS AG, London Branch,
as Options Office

By:                                                                                                    By:
Name:                                                                                                Name:
Title:                                                                                                  Title:

UBS AG, Stamford Branch,
as Collateral Agent

By:                                                                                                    By:
Name:                                                                                                Name:
Title:                                                                                                  Title:

Equity Option Pledge

Accepted and agreed as of the ____day of _______, 20

UBS Financial Services Inc.,
as Securities Intermediary

By:
Name:
Title:

Equity Option Pledge

ATTACHMENT I

FORM OF AMENDMENT

AMENDMENT dated as of ____________________, 20___ to the Pledge and Security Agreement dated as of _______________, 20___ (as heretofore amended, the "Security Agreement") among Marlene M Ricketts 1994 Dynasty Trust (the "Pledgor"), UBS AG (London Branch) (the "Options Office"), ________________________________, as a securities intermediary as defined in the UCC (as defined below) (the "Securities Intermediary"), _____________________________(the "Lender") and UBS AG (Stamford Branch), as Collateral Agent for the Secured Parties (as defined herein) (the "Collateral Agent").
WHEREAS, the Lender wishes to enter into one or more Option Loans (as defined in the Security Agreement) with the Pledgor to be secured by Collateral (as defined in the Security Agreement);
NOW, THEREFORE, the parties agree as follows:
SECTION 1.                          Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Security Agreement has the meaning assigned to such term in the Security Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Security Agreement shall, after this Amendment becomes effective, refer to the Security Agreement as modified hereby.
SECTION 2.                          Addition of Lender to the Security Agreement. The parties agree that the Security Agreement is hereby amended to make the Lender a party to the Security Agreement.
SECTION 3.                          Effectiveness of Certain Terms. Upon effectiveness of this Amendment, (i) all references in the Security Agreement to the term, "Lender" shall refer to the Lender (as defined herein), and all references in the Security Agreement to the terms, "Option Loan", "Credit Terms" and "Advice" shall refer to Option Loans made by, Credit Terms entered into with, and Advices of, the Lender and (ii) all provisions relating to the Lender (as defined in the Security Agreement), including without limitation Sections 11, 13, 19 and 21 thereof, shall be binding on and effective with respect to the Lender.
SECTION 4.                          Representations. The Lender represents and warrants that (i) the representations and warranties of the Lender set forth in Section 21 of the Security Agreement will be true on and as of the Amendment Effective Date.
SECTION 5.                          Governing Law. This Amendment shall be governed by and construed in accordance with the substantive laws of the State of New York without regard to choice of law doctrine.
SECTION 6.                          Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
SECTION 7.                          Effectiveness. This Amendment shall become effective as of the date (the "Amendment Effective Date") when the Lender shall have received from the Pledgor a counterpart of a Credit Terms signed by such party.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.

Accepted and agreed as of the ____day of_________, 20___

Marlene M Ricketts 1997 Dynasty Trust

By:                                                                                                    By:
Name:                                                                                                Name:
Title:                                                                                                  Title:

Address:                        PO Box 4099
155 E. Pearl Street, Suite 200
Jackson, WY 83001

Equity Option Pledge

Accepted and agreed as of the ____ day of _____________, 20___

UBS AG, London Branch,
as Options Office

By:                                                                                                    By:
Name:                                                                                                Name:
Title:                                                                                                  Title:

UBS AG, Stamford Branch,
as Collateral Agent

By:                                                                                                    By:
Name:                                                                                                Name:
Title:                                                                                                  Title:

Equity Option Pledge

Accepted and agreed as of the ____day of _______, 20

UBS Financial Services Inc.,
as Securities Intermediary

By:
Name:
Title:

Equity Option Pledge

Accepted and agreed as of the ____day of _______, 20

_________________________,
as Lender

By:
Name:
Title:

Equity Option Pledge

Exhibit A
Form of Schedule I to Financing Statement
Items in which a security interest is created in favor of the Secured Parties
(i) the Pledged Securities and all security entitlements in respect of the Pledged Securities; (ii) all of the Pledgor Contract Rights; (iii) the Securities Account and all financial assets (as defined in Section 8-102 of the UCC), funds, property and other assets from time to time held therein; (iv) all additions to and substitutions for the foregoing; (v) all income, Proceeds and other proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter (whether before or after the commencement of any proceeding under applicable bankruptcy, insolvency or similar law, by or against Pledgor, with respect to Pledgor) from or in connection with any of the items mentioned in (i) through (v) (including, without limitation, any shares of capital stock issued in respect of any Securities (or security entitlements in respect thereof) constituting Collateral or any cash, Securities or other property distributed in respect of or exchanged for any Securities (or security entitlements in respect thereof) constituting Collateral, or into which any such Securities (or security entitlements in respect thereof) are converted, in connection with any Change (as defined in the Master Agreement) and any security entitlements in respect of any of the foregoing); and (vi) all powers, rights and privileges of the Pledgor, now or hereafter acquired, including rights of enforcement, with respect to the foregoing (collectively, the "Collateral").
For purposes of the foregoing description of Collateral, capitalized terms used therein have the meanings set forth below.
"Master Agreement" means that certain Master Agreement for Equity Options dated as of ___________________ by and among Pledgor, the Options Office and others.
"Option" means a put option or a call option as defined in Paragraph 17 of the Master Agreement. "Options Office" means UBS AG London Branch.
"Pledge Agreement" means that certain Pledge and Security Agreement dated as of ___________________ by and among Pledgor, the Secured Parties and others.
"Pledged Securities" means (a) the Securities specified in the applicable confirmation evidencing the related Option entered into pursuant to the Master Agreement and (b) all Securities that become Pledged Securities pursuant to Section 5(b) of the Pledge Agreement.
"Pledgor Contract Rights" means all now existing or hereafter arising debts, obligations, covenants and duties of payment or performance of any kind, matured or unmatured, direct or contingent, owing, arising, due or payable to the Pledgor by or from the Options Office (including any interest or other amounts that accrue after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Options Office) arising out of or under any Option.
"Proceeds" means all proceeds, including cash, instruments, securities and other property, from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the exercise or disposition of any or all of the Collateral.
"Security" or "Securities" has the meaning set forth in Section 8-102(a)(15) of the UCC.
"Securities Account" means the account in the name of the Pledgor or the Collateral Agent, as the case may be, at the Securities Intermediary (Account No.  ) in or to which certain of the Collateral is to be deposited or credited.
"Securities Intermediary" means ______________ acting as a securities intermediary as defined by the UCC.
"Secured Parties" means the ________________ as Collateral Agent, _____________ as Lender, and __________________ as Options Office.
"UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

Equity Option Pledge

Exhibit B
[Filing Offices]